EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CD 2016-CD2 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, KeyBank National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Prudential Plaza Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Prudential Plaza Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Prudential Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Prudential Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Prudential Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Prudential Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Prudential Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Prudential Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 10 Hudson Yards Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 10 Hudson Yards Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC , as Special Servicer for the 10 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 10 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 10 Hudson Yards Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 10 Hudson Yards Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 10 Hudson Yards Mortgage Loan, KeyBank National Association, as Primary Servicer for the 667 Madison Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 667 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 667 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 667 Madison Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 667 Madison Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 667 Madison Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 80 Park Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 80 Park Plaza Mortgage Loan, BellOak, LLC, as Operating Advisor for the 80 Park Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Mills Fleet Farm Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Mills Fleet Farm Mortgage Loan, BellOak, LLC, as Operating Advisor for the Mills Fleet Farm Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Starbucks Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Starbucks Center Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Starbucks Center Mortgage Loan prior to January 29, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Starbucks Center Mortgage Loan on and afterJanuary 29, 2025, Wilmington Trust, National Association, as Trustee for the Starbucks Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starbucks Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starbucks Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Starbucks Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Starbucks Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Marriott Hilton Head Resort & Spa Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Marriott Hilton Head Resort & Spa Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Marriott Hilton Head Resort & Spa Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marriott Hilton Head Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott Hilton Head Resort & Spa Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Marriott Hilton Head Resort & Spa Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Marriott Hilton Head Resort & Spa Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marriott Hilton Head Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the FedEx Ground Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the FedEx Ground Portfolio Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the FedEx Ground Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the FedEx Ground Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the FedEx Ground Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the FedEx Ground Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the FedEx Ground Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the FedEx Ground Portfolio Mortgage Loan.

Dated: March 25, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)